                                   EXHIBIT 23


                         Consent of Independent Auditors


To the Board of Directors
Advanced Refractive Technologies, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-132196) of Advanced Refractive Technologies, Inc. of our report dated June 9, 2006, with respect to the financial statements of Advanced Refractive Technologies, Inc. as of December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 10-KSB of Advanced Refractive Technologies, Inc.


Peterson & Co., LLP
San Diego, California

July 17, 2006